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                                                                   Exhibit 10(D)

                             THE BFGOODRICH COMPANY


                          MANAGEMENT INCENTIVE PROGRAM
                          ----------------------------


PURPOSE
-------

The BFGoodrich Management Incentive Program (the Program) has been established to provide opportunities to certain key management personnel to receive incentive compensation as a reward for high levels of personal performance above the ordinary performance standards compensated by base salary, and for their contributions to strong performance of the business units to which they are assigned. The Program is designed to provide a competitive level of rewards when all relevant performance objectives are achieved.


ELIGIBILITY
-----------

Participation in the Program will be limited to those key executives that have the potential to influence significantly and positively the performance of the Company or the business unit to which they are assigned. Participants will be selected by management annually. Inclusion of a key manager as a participant does not, however, assure that an incentive award will be paid to the participant for the year since actual awards are determined at the sole discretion of management.

To be eligible for participation in a particular year, a key manager must have assumed the duties of an incentive-eligible position and have been selected for participation in the Program by July 1 of that year. To receive an award, the participant must remain employed by The BFGoodrich Company through December 15 of the Program year, subject to the Change in Control provisions.


PARTICIPANT CATEGORIES
----------------------

Each participant will be assigned each year to an incentive category based on organizational level and potential impact on important Company or business unit results. The participant categories define the target level of incentive opportunity, stated as a percentage of salary midpoint, that will be available to the participant. Category assignments are initiated on the recommendation of the appropriate Division head and approved by the Corporate Executive Office.


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                          MANAGEMENT INCENTIVE PROGRAM

                            GUIDELINES FOR CATEGORIES
                            -------------------------

                      TARGET BONUS
                      AS PERCENT OF
                       BASE SALARY
CATEGORY                 MIDPOINT              ELIGIBILITY GUIDELINES
--------              -------------            ----------------------

   A                    85%                    Chairman and Chief Executive Officer

   B                    75%                    Vice Chairman; President; Chief Operating Officer

   C                    70%                    Executive Vice Presidents

   D                    N/A                    Not Currently Used

   E                    60%                    Corporate Senior Vice Presidents

   F                    55%                    Other Company officers B Corporate Vice Presidents and
                                               Operating Segment Group Vice Presidents

   G                    45%                    1)   1800 or more Hay Points; or

                                               2)   Direct Report to Operating Segment President
                                                    and Hay Points Above 1300

   H                    40%                    1)   1400 - 1799 Hay Points; or

                                               2)   Treasurer, Controller or Corporate Staff VP

   I                    35%                    1200 - 1399 Hay Points

   J                    30%                    1000 - 1199 Hay Points

   K                    25%                    900 - 999 Hay Points

   L                    20%                    Less than 900 Hay Points


                           INCENTIVE PROGRAM ELEMENTS
                           --------------------------

FINANCIAL GOAL(S)
-----------------

A single measure of current year financial performance by the unit such as Operating Income for a Division and Net Income or Pre-Tax Income for Corporate staff is used to determine financial goals. The actual number selected as an incentive plan goal need not coincide with the Operating Plan, but

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will be determined by management as representing a performance level which merits full target level incentive payout. A threshold level is selected on the same basis representing the minimum acceptable performance level to qualify for any financial performance incentives and a maximum is set at a level judged as deserving of maximum incentive payout.


STRATEGIC/OPERATIONAL GOALS
---------------------------

Strategic and operational goals are specific, current-year business and non-financial objectives. While their achievement may not be measurable mathematically, they must be accomplished in order to meet the current year's Operating Plan or to successfully implement longer term strategies. Performance of the unit against these goals will be evaluated by the Executive Office on a scale of 0 to 150% accomplishment with at least a 50% rating required to qualify for any incentive payment under this factor.


WEIGHTING FACTORS
-----------------

The weighting of financial vs. strategic/operational performance reflects their relative importance to the unit in the current year. The weightings may vary between 80% / 20% and 50% / 50% and determine the portion of the target incentive amount allocated to each performance measure. If a unit falls short of the threshold level of financial performance, the amount of incentive available for strategic/operational performance is limited to half the allocated amount.


INCENTIVE EARNINGS SCHEDULE
---------------------------

Generally, threshold levels of performance will earn 50% of target incentive amounts and maximum levels will earn 150%. Attainment below threshold levels will earn no incentives. The actual award will be based on both the individual and the units attainment of previously established goals and objectives.


           INDIVIDUAL
           PERFORMANCE                              INCENTIVE GUIDELINE
           -----------                              -------------------
           Acceptable                                       50%
           Satisfactory Plus                                75%
           Good                                            l00%
           Very Good                                       l25%
           Excellent                                       l50%


TARGET INCENTIVE AMOUNT
-----------------------
The incentive target is the dollar amount of target level incentive opportunity for each plan participant. It is the product of the participant's range midpoint and the target incentive percentage determined by his incentive category designation.

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PROVISIONS
----------

A. The Management Incentive Program is a discretionary compensation plan. While performance is an important element in determining incentive under the Program, actual payments, if any, are made at the sole discretion of management. No awards under the Program are to be considered earned until received.

B. Awards to participants who serve in incentive-eligible positions for less than a full year, or who serve in two or more positions in a year that are of significantly different size, will be adjusted on a roughly PRO RATA basis.


PAYMENT UPON CHANGE IN CONTROL
------------------------------

Anything to the contrary notwithstanding, within five days following the occurrence of a Change in Control, the Company shall pay to each participant an interim lump-sum cash payment (the "Interim Payment") with respect to his or her participation in the Management Incentive Program. The amount of the Interim Payment shall equal the product of (x) the number of months, including fractional months, that have elapsed until the occurrence of the Change in Control in the calendar year in which the Change of Control occurs and (y) one-twelfth of the greater of (i) the amount most recently paid to each participant for a full calendar year, or (ii) the "target incentive amount" for each participant in effect prior to the Change in Control for the calendar year in which the Change in Control occurs, in each case under the Program. The Interim Payment shall not reduce the obligation of the Company to make a final payment under the terms of the Program, but any Interim Payment made shall be offset against any later payment required under the terms of the Program for the calendar year in which a Change in Control occurs. Notwithstanding the foregoing, in no event shall any participant be required to refund to the Company, or have offset against any other payment due any participant from or on behalf of the Company, all or any portion of the Interim Payment.

For purposes of the Program, a Change in Control shall mean

                   (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any corporation with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities

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           of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                   (ii) During any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                   (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                   (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

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